Exhibit 99.1

	Contacts:	William J. Dale Chief Financial Officer Lucas Energy, Inc. (713) 528-1881 Ken Dennard / Carol Coale Dennard ▪ Lascar Associates (713) 529-6600

For Immediate Release

LUCAS ENERGY ANNOUNCES KEY BOARD AND MANAGEMENT ADDITIONS

FRED S. ZEIDMAN APPOINTED AS MEMBER OF BOARD OF DIRECTORS
MICHAEL M. SAGAN JOINS MANAGEMENT AS VP OF OPERATIONS

HOUSTON, TEXAS -- June 26, 2013 -- Lucas Energy, Inc. (NYSE MKT: LEI), (“Lucas” or the “Company”), an independent oil and gas company with its main operations in Texas, today announced two key additions to its leadership team.  Effective June 24, 2013, Mr. Fred S. Zeidman was appointed a member of the Board of Directors and will serve as a member of the Audit and Compensation Committees.  In addition, on June 10, 2013, Mr. Michael M. Sagan joined the Company as Vice President of Operations.

“We are proud to have added two very talented and experienced individuals to our team, along with other operations personnel in our Gonzales office” said Anthony C. Schnur, Chief Executive Officer of the Company, who continued, “The ‘new’ Lucas is highly-focused on building asset value and shareholder value, and we have added key people who will help lead us toward our objectives.

“Fred is a prominent energy expert and has significant experience serving as a director of both public and private companies.  He has proven to be an innovative leader in each of his roles and has substantial understanding of the oil and gas industry, in general.  We welcome the valuable perspective and insight he will add to our organization.  Fred is an excellent addition to our Board and we look forward to working with a person of his qualifications, experience and reputation.”

“Mike, as a petroleum engineer and operations manager, has a solid foundation in the coordination of office and field operations and brings in-depth knowledge and experience in drilling, completion and production technology to our management team.  Due to his diverse background of work experience, Mike will be able to foster interdepartmental teamwork and group efforts.  Additionally, Mike is proficient in generating intuitive ideas that will optimize expenditures and solve engineering problems.”

Fred S. Zeidman

Mr. Zeidman has served as Chairman of the Board of Directors of Petroflow Energy Corporation since September 2011 and as Director of Petro River Oil Corporation since April 2013. Mr. Zeidman has also served as a director of Hyperdynamics Corporation since 2009 and as a director of Prosperity Bancshares, Inc. since 1986. He currently also serves as trustee for the AremmiSoft Liquidating Trust (a position he has held since 2004).  In March 2013, Mr. Zeidman was appointed to the Board of Straight Path Communications, Inc.  In March 2008, Mr. Zeidman was appointed the Interim President of Nova Biosource Fuels, Inc. ("Nova"), a publicly-traded biodiesel technology company, and served in that position until the company's acquisition in November 2009.  Mr. Zeidman also served as a director of Nova from June 2007 to November 2009. From August 2009 through November 2009, Mr. Zeidman served as Chief Restructuring Officer for Transmeridian Exploration, Inc. and served in that position until its sale in November 2009. He also served as CEO, President and Chairman of the Board of Seitel Inc., an oil field services company, from June 2002 until its sale in February 2007. Mr. Zeidman served as a Managing Director of the law firm Greenberg Traurig, LLP from July 2003 to December 2008. Mr. Zeidman has served as CEO, Interim CEO and Chairman of the Board of a variety of companies, including several in the oil and gas sector.  Mr. Zeidman also sits on the boards of numerous non-profit organizations.  He received his Bachelor of Science and Bachelor of Arts from Washington University and a Masters of Business Administration from New York University.

Michael M.  Sagan

Mr. Sagan has 38 years of experience and has held various supervisory, management and operating positions in engineering, drilling, production, and completion activities at both publicly-traded and privately-held oil and gas companies operating in many oil and gas basins of the United States.  Prior to joining Lucas Energy, Mr. Sagan served as the Engineering and Operations Manager of Layline Petroleum in Houston, where he supervised all drilling, completion, facilities and production operations in Texas, Louisiana and North Dakota.  He also has vast experience drilling horizontal wells with fracture stimulation techniques in the Austin Chalk and Barnett, Woodford and Fayetteville shales.  Mr. Sagan has also successfully drilled and completed high-pressure wells in the Frio, Wilcox, Bol Mex and Yegua formations in the Gulf Coast region.  His past experience has been with Hallwood Petroleum, Aspect Energy, Presidio Exploration and Tenneco Oil.   He also has been an operations consultant to Encana Oil & Gas and Credo Petroleum in the early 2000’s.  Mr. Sagan received a B.S. in Petroleum Engineering from Pennsylvania State University.

About Lucas Energy, Inc.

Lucas Energy is an asset-rich, independent oil and gas company developing its significant acreage positions in the Eagle Ford, Austin Chalk, Eaglebine and Buda & Glen Rose resource plays.  Based in Houston, Texas, Lucas Energy’s management team is committed to creating shareholder value through developing its asset base, improving operating efficiencies, and building a strong balance sheet.

For more information, please visit the Lucas Energy web site at www.lucasenergy.com.

Safe Harbor Statement and Disclaimer

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance.  A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements.  Although Lucas believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risk inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline in which could cause Lucas to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or fourth party consents; and other risks described in Lucas’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.

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